Exhibit 10.14

FOURTEENTH AMENDMENT TO LEASE

(Norwegian Cruise Line – The Landing at MIA)

THIS FOURTEENTH AMENDMENT TO LEASE ("Amendment") is dated effective and for identification purposes as of January 16, 2018 (“Effective Date”), and is made by and between SPUS7 MIAMI ACC, LP, a Delaware limited partnership ("Landlord"), and NCL (BAHAMAS) LTD., a Bermuda company, d/b/a Norwegian Cruise Line ("Tenant").

RECITALS:

WHEREAS, Landlord’s predecessor-in-interest (Hines REIT Airport Corporate Center LLC) and Tenant entered into that certain Airport Corporate Center Office Lease Agreement dated December 1, 2006 ("Original Lease"), as amended by that certain First Amendment to Airport Corporate Center Office Lease dated November 27, 2006, Second Amendment to Airport Corporate Center Office Lease dated March 22, 2007, Third Amendment to Airport Corporate Center Office Lease dated July 31, 2007, Letter Agreement dated August 1, 2007, Fourth Amendment to Airport Corporate Center Office Lease dated December 10, 2007, Fifth Amendment to Airport Corporate Center Office Lease dated February 2, 2010, Sixth Amendment to Airport Corporate Center Office Lease dated April 1, 2012, Seventh Amendment to Airport Corporate Center Office Lease dated June 29, 2012, Eighth Amendment to Lease dated January 28, 2015, Ninth Amendment to Lease dated June 30, 2015, Tenth Amendment to Lease dated March 31, 2016, Eleventh Amendment to Lease dated February 8, 2017, Twelfth Amendment to Lease dated August 24, 2017, and Thirteenth Amendment to Lease dated November 30, 2017 (collectively, the "Lease"), pertaining to the premises currently comprised of a total of approximately 322,781 rentable square feet of space located at 7665 Corporate Center Drive (“Building 11”), 7650 Corporate Center Drive (“Building 10”), 7245 Corporate Center Drive (“Building 3”), and 7300 Corporate Center Drive (“Building 8”), Miami, Florida;

WHEREAS, Landlord and Tenant desire to enter into this Amendment to correct the terms of the conditional abatement of Rental, and provide for certain other matters as more fully set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the parties agree that the Lease shall be amended in accordance with the terms and conditions set forth below.

1.       Definitions. The capitalized terms used herein shall have the same definitions as set forth in the Lease, unless otherwise defined herein.

2.       Amendment to Base Rental. The penultimate paragraph of Section 3 of the Thirteenth Amendment is hereby deleted in its entirety and replaced with the following:

“* Such abatement shall apply solely to payment of the monthly installments of Base Rental and Tenant’s Percentage Share of Operating Expenses, and shall not be applicable to any other charges, expenses or costs payable by Tenant under the Lease. Landlord and Tenant agree that the abatement of Base Rental and Tenant’s Percentage Share of Operating Expenses in this Section is conditional and is made by Landlord in reliance upon Tenant's faithful and continued performance of the terms, conditions and covenants of this Amendment and the Lease and the payment of all monies due Landlord hereunder. In the event that Tenant defaults under the terms and conditions of the Lease or this Amendment beyond any applicable notice and cure period, all conditionally abated Base Rental and Tenant’s Percentage Share of Operating Expenses shall become fully liquidated and immediately due and payable (without limitation and in addition to any and all other rights and remedies available to Landlord provided herein or at law and in equity).”

3.       Counterparts; Electronic Signatures.  This Amendment may be executed in counterparts, including both counterparts that are executed on paper and counterparts that are in the form of electronic records and are executed electronically.  An electronic signature means any electronic sound, symbol or process attached to or logically associated with a record and executed and adopted by a party with the intent to sign such record, including facsimile or e-mail electronic signatures.  All executed counterparts shall constitute one agreement, and each counterpart shall be deemed an original.  The parties hereby acknowledge and agree that electronic records and electronic signatures, as well as facsimile signatures, may be used in connection with the execution of this Amendment and electronic signatures, facsimile signatures or signatures transmitted by electronic mail in so-called pdf format shall be legal and binding and shall have the same full force and effect as if a paper original of this Amendment had been delivered and had been signed using a handwritten signature.  Landlord and Tenant (i) agree that an electronic signature, whether digital or encrypted, of a party to this Amendment is intended to authenticate this writing and to have the same force and effect as a manual signature, (ii) intend to be bound by the signatures (whether original, faxed or electronic) on any document sent or delivered by facsimile or, electronic mail, or other electronic means, (iii) are aware that the other party will rely on such signatures, and (iv) hereby waive any defenses to the enforcement of the terms of this Amendment based on the foregoing forms of signature.  If this Amendment has been executed by electronic signature, all parties executing this document are expressly consenting under the Electronic Signatures in Global and National Commerce Act ("E-SIGN"), and Uniform Electronic Transactions Act ("UETA"), that a signature by fax, email or other electronic means shall constitute an Electronic Signature to an Electronic Record under both E-SIGN and UETA with respect to this specific transaction.

4.       Miscellaneous. With the exception of those matters set forth in this Amendment, Tenant's leasing of the Leased Premises shall be subject to all terms, covenants and conditions of the Lease. In the event of any express conflict or inconsistency between the terms of this Amendment and the terms of the Lease, the terms of this Amendment shall control and govern. Except as expressly modified by this Amendment, all other terms and conditions of the Lease are hereby ratified and affirmed. The parties acknowledge that the Lease is a valid and enforceable agreement and that, as of the date hereof to the best of Tenant’s actual knowledge, Tenant holds no claims against Landlord or its agents which might serve as the basis of any other set-off against accruing rent and other charges or any other remedy at law or in equity.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the foregoing Fourteenth Amendment to Lease is dated effective as of the date and year first written above.

WITNESS:		LANDLORD:

SPUS7 MIAMI ACC, LP,
a Delaware limited partnership

By:	/s/David Witham	By:	/s/Mark Zikakis
Name:	David Witham	Name:	Mark Zikakis
		Title:	Vice President
By:	/s/Desiree Ammons	Date:	1/18/2018
Name:	Desiree Ammons

By:	/s/David Witham	By:	/s/Ming Lee
Name:	David Witham	Name:	Ming Lee
		Title:	Vice President
By:	/s/Desiree Ammons	Date:	1/18/2018
Name:	Desiree Ammons
TENANT:

NCL (BAHAMAS) LTD.,
a Bermuda company, d/b/a Norwegian Cruise Line

		By:	/s/Wendy Beck
		Name:	Wendy Beck
		Title:	Executive Vice President and
Chief Financial Officer
		Date:	1/18/2018

CONSENT OF GUARANTOR

The undersigned Guarantor under the original Guaranty of Lease dated November 27, 2006 (the "Guaranty"), does hereby consent to the foregoing Amendment. Guarantor acknowledges and agrees that the Guaranty is in full force and effect and shall continue to apply to the Lease, as amended by this Amendment.

NCL CORPORATION LTD.,

a Bermuda company

By:	/s/Wendy Beck

Name: Wendy Beck

Title: Executive Vice President and
Chief Financial Officer

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